SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2009

OPHTHALMIC IMAGING SYSTEMS

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant’s telephone number, including area code): (916) 646-2020

                                                             Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignations of a Director and the Chairman of the Audit Committee

On August 12, 2009, Moshe Arkin notified Ophthalmic Imaging Systems (the “Company”) of his resignation from the Company’s board of directors (the “Board”), effective immediately. Mr. Arkin is resigning from his position due to various obligations which have limited the time he can devote to the Company. Mr. Arkin’s resignation was not the result of any disagreement with the Company on any matter.

On August 12, 2009, Uri Geiger notified the Company of his resignation as Chairman of the Audit Committee, effective immediately.  Mr. Geiger’s resignation was not the result of any disagreement with the Company on any matter.

Appointment of a Director

On August 12, 2009, the Board appointed Menachem Inbar, who had been an observer of the Board, as an independent member of the Board, effective immediately. The Board also appointed Mr. Inbar as the Chairman of the Audit Committee.

Mr. Inbar, 61, spent most of his career as a senior executive with the banking industry in Israel and abroad. Since January 2009, he has served as the head of Arkin Holdings, a family business.  From 2000 to 2009, he was the Managing Partner of Shifmen Inbar Ltd., a boutique investment firm.  He is currently a director on the boards of Bezeq Ltd., the  Israeli telecommunications company, PAGI Bank, a commercial bank and subsidiary of Benleumi Banking Group, Elrov (Israel) Ltd., a holding company, and Carmel Group, a  real estate company.  Mr. Inbar  holds a Bachelor of Arts  in Social Science and a Master of Arts  in Law, both from the Bar Ilan University in Israel.

Mr. Inbar was selected as a director pursuant to an Agreement (the “Voting Agreement”) dated June 24, 2009, by and among (i) U.M. AccelMed, Limited Partnership (“AccelMed”), (ii) MediVision Medical Imaging Ltd., (iii) Agfa Gevaert N.V., (iv) Delta Trading and Services (1986) Ltd., and (v) Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar. Under the Voting Agreement, based on certain ownership limitations, certain parties to the Voting Agreement, individually and together, are entitled to appoint directors to the Board. Mr. Inbar was appointed by AccelMed as a director of the Board in accordance with the Voting Agreement.

In addition, pursuant to the Purchase Agreement dated June 24, 2009, between the Company and AccelMed, the Company shall pay AccelMed an annual management fee of $20,000 plus VAT (to the extent applicable) for each director appointed by AccelMed who is not an employee of the Company in consideration for AccelMed’s service on the Board (through its directors) and strategic consulting services. Mr. Inbar’s appointment by AccelMed requires that the Company pay the annual management fee for Mr. Inbar’s services on the Board. The Voting Agreement and the Purchase Agreement associated with this appointment are attached to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2009 and are incorporated by reference herein.

There are no transactions in which either Mr. Inbar has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On August 14, 2009, the Registrant issued the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated August 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2009	OPHTHALMIC IMAGING SYSTEMS

	By:	/s/ Gil Allon
	Name:	Gil Allon
	Title:	Chief Executive Officer